                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                        CINTAS CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Dear Shareholder:

We invite you to attend our Annual Meeting of Shareholders on October 25, 2000, at 10:00 a.m. (Eastern Time) at the Company's Headquarters, 6800 Cintas Boulevard, Cincinnati, Ohio. At the meeting, you will hear a report on our operations and have a chance to meet your directors and executives.

This booklet includes formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our director candidates.

Even if you only own a few shares, we want your shares to be represented at the meeting. I urge you to return your completed proxy card promptly in the enclosed envelope, or use one of the alternative voting methods described on the proxy card.

Sincerely,

/s/ Richard T. Farmer

Richard T. Farmer
Chairman of the Board

September 5, 2000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF CINTAS CORPORATION

TIME:       10:00 a.m., Eastern Time

DATE:       October 25, 2000

PLACE:      Cintas Corporate Headquarters
            6800 Cintas Boulevard
            Cincinnati, Ohio

PURPOSE:

    1. To establish the number of Directors to be elected at seven;

    2. To elect seven Directors;

    3. To approve an increase in authorized shares of Common Stock;

    4. To conduct other business if properly raised.

Only shareholders of record on August 28, 2000 may vote at the meeting. The approximate mailing date of the Proxy Statement and accompanying Proxy Card is September 5, 2000.

THE VOTE OF EACH SHAREHOLDER IS IMPORTANT. YOU CAN VOTE YOUR SHARES BY COMPLETING AND RETURNING THE PROXY CARD SENT TO YOU. MOST SHAREHOLDERS CAN ALSO VOTE THEIR SHARES OVER THE INTERNET OR BY TELEPHONE. IF INTERNET OR TELEPHONE VOTING IS AVAILABLE TO YOU, VOTING INSTRUCTIONS ARE PRINTED ON THE PROXY CARD SENT TO YOU.

/s/ David T. Jeanmougin

David T. Jeanmougin
Secretary

September 5, 2000

TABLE OF CONTENTS

                                                                PAGE
                                                              --------
GENERAL INFORMATION.........................................         1

ELECTION OF DIRECTORS.......................................         2

PROPOSAL TO INCREASE AUTHORIZED SHARES OF COMMON STOCK......         4

DIRECTOR COMPENSATION.......................................         4

BOARD COMMITTEES............................................         4

COMPENSATION COMMITTEE REPORT...............................         5

PRINCIPAL SHAREHOLDERS......................................         7

DIRECTOR AND EXECUTIVE OFFICER STOCK OWNERSHIP..............         8

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....         9

SUMMARY COMPENSATION TABLE..................................        10

OPTION GRANTS IN LAST FISCAL YEAR...........................        11

PERFORMANCE GRAPH...........................................        12

QUESTIONS...................................................        13

APPENDIX A -- AUDIT COMMITTEE CHARTER.......................       A-1

GENERAL INFORMATION

WHO MAY VOTE

Shareholders of Cintas, recorded in our stock register on August 28, 2000, may vote at the meeting. As of that date, Cintas had 168,509,902 shares of Common Stock outstanding.

HOW TO VOTE

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

HOW PROXIES WORK

Cintas' Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

If you sign and return the enclosed proxy card, but do not specify how to vote, we will vote your shares in favor of setting the number of directors at seven, in favor of our director candidates and in favor of the increase in authorized shares of Common Stock.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.

REVOKING A PROXY

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting or by notifying Cintas' Secretary in writing at the address under "Questions?" on page 13.

QUORUM

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

VOTES NEEDED

The seven director candidates receiving the most votes will be elected to fill the seats on the Board. Approval of the proposal to increase authorized shares of Common Stock requires the affirmative vote of a majority of the outstanding shares of Common Stock. Approval of any other proposal requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Abstentions and broker non-votes count for quorum purposes, but not for voting purposes. Broker non-votes occur when a broker returns a proxy, but does not have authority to vote on a particular proposal.

ATTENDING IN PERSON

Only shareholders, their proxy holders and Cintas' guests may attend the meeting.

OTHER MATTERS

Any other matters considered at the meeting, including adjournment, will require the affirmative vote of a majority of shares voting.

VOTING BY PROXY

All proxies properly signed will, unless a different choice is indicated, be voted "FOR" establishing the number of directors to be elected at seven, "FOR" the election of all nominees for Directors proposed by the Board of Directors and "FOR" approval of the increase in authorized shares of Common Stock.

If any other matters come before the meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

ELECTION OF DIRECTORS
(ITEM 1 AND 2 ON THE PROXY CARD)

The Board has nominated the director candidates named below.

The Board of Directors oversees the management of Cintas' long-term strategic plans and exercises direct decision making authority in key areas, such as declaring dividends. Just as important, the Board chooses the CEO, sets the scope of his authority to manage the Company's business day to day and evaluates his performance. The Board also reviews development and succession plans for Cintas' top executives.

The Company's By-Laws require that the Board of Directors consist of at least three members with the exact number to be established by shareholders or the Board of Directors. The Board presently consists of eight directors and the Board is recommending that this number be set at seven due to the retirement of John S. Lillard.

The Board is nominating for election all of the following: Richard T. Farmer, Robert J. Kohlhepp, Scott D. Farmer, Gerald V. Dirvin, James J. Gardner,
Roger L. Howe and Donald P. Klekamp. Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the Annual Meeting will be elected to hold office until the next annual meeting. In voting to elect directors, shareholders are not entitled to cumulate their votes.

Most Cintas directors -- including four of our seven nominees -- are not Cintas employees. Only non-employee directors serve on Cintas' Audit and Compensation Committees. All seven directors are elected for one-year terms. Personal information on each of our nominees is given below.

The Board met four times last year. Cintas' directors attended 100% of Board and committee meetings.

If a director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

The seven nominees receiving the highest number of votes cast for the positions to be filled will be elected.

--------------------------------------------------------------------------------

THE BOARD RECOMMENDS YOU VOTE FOR EACH OF THE FOLLOWING CANDIDATES:

Richard T. Farmer(1)                   Richard T. Farmer has been with Cintas and its predecessors
65                                     since 1957 and has served in his present position since
                                       1968. Prior to August 1, 1995, Mr. Farmer also served as
                                       Chief Executive Officer. He is a Director of Fifth Third
                                       Bancorp, a NASDAQ company, and its subsidiary The Fifth
                                       Third Bank, Cincinnati, Ohio. He is also the Chairman of
                                       Summer Hill, Inc.

Robert J. Kohlhepp(1)                  Robert J. Kohlhepp has been a Director of Cintas since 1979.
56                                     He has been employed by Cintas since 1967 serving in various executive capacities including Vice President -- Finance
                                       until 1979 when he became Executive Vice President. He
                                       served in that capacity until October 23, 1984, when he was elected President, a position he held until July 1997.
                                       Mr. Kohlhepp was elected to his present position of Chief
                                       Executive Officer on August 1, 1995. He is also a Director of The Mead Corporation, Dayton, Ohio, a New York Stock
                                       Exchange company.

Scott D. Farmer                        Scott D. Farmer joined Cintas in 1981. He has served in
41                                     various management positions including President of Cintas
                                       Sales Corporation, Vice President -- National Account
                                       Division and Vice President -- Marketing and Merchandising.
                                       He was elected a Director of Cintas in 1994. In July 1997, he was elected President and Chief Operating Officer of the
                                       Company.

Gerald V. Dirvin(3)                    Gerald V. Dirvin was elected a Director of Cintas in 1993.
63                                     Mr. Dirvin joined The Procter & Gamble Company, a New York
                                       Stock Exchange company, in 1959 and served in various
                                       management positions. He retired as Executive Vice President and as a Director in 1994. Mr. Dirvin is also a Director of
                                       Fifth Third Bancorp, a NASDAQ company, and its subsidiary
                                       the Fifth Third Bank, Cincinnati, Ohio.

James J. Gardner(1&2)                  James J. Gardner served in various management positions with
67                                     Cintas from 1956 until his retirement in 1988. Mr. Gardner has served as a Director of the Company since 1969.

Roger L. Howe(2&3)                     Roger L. Howe has been a Director of Cintas since 1979. He
65                                     was the Chairman of the Board of U.S. Precision Lens, Inc.,
                                       until his retirement on September 1, 1997. Mr. Howe held
                                       that position in the firm for over five years. Mr. Howe is a
                                       Director of Firstar Corporation, a New York Stock Exchange
                                       company, and its subsidiary Firstar Bank, N.A. and Convergys
                                       Corporation, a New York Stock Exchange company.

Donald P. Klekamp(2)                   Donald P. Klekamp was elected a Director of Cintas in 1984.
68                                     Mr. Klekamp is a senior partner in the Cincinnati law firm of Keating, Muething & Klekamp, P.L.L., which serves as
                                       counsel for the Company.

AGES ARE AS OF SEPTEMBER 1, 2000.

(1)   Member of the Executive Committee of the Board of Directors.

(2)   Member of the Audit Committee of the Board of Directors.

(3)   Member of the Compensation Committee of the Board of Directors.

PROPOSAL FOR THE INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors of the Company has approved, and is recommending to the shareholders for approval at the Annual Meeting, an amendment to Article Five of the Articles of Incorporation to increase the number of authorized shares of Common Stock from 300 million to 425 million. As of May 31, 2000, 168,281,506 shares were issued and outstanding and the Company had 8,950,375 additional shares reserved for issuance pursuant to stock option plans.

At the current level of authorized shares, the Company is unable to declare any meaningful stock split. The Company has regularly utilized Common Stock in acquisitions and intends to continue that practice. The Board of Directors believes that the increase in authorized shares of Common Stock will enable the Company to retain its flexibility in connection with possible future issuances of stock.

Holders of Common Stock have no preemptive or other rights to subscribe for additional shares. Additional shares may be issued without shareholder approval. Further issuance of additional shares of Common Stock might dilute, under certain circumstances, either shareholders' equity or voting rights. The authorized but unissued shares of Common Stock could be used to discourage or make more difficult an attempt to effect a change of control of the Company.

The affirmative vote of a majority of the shares eligible to vote on the proposed amendment is required for approval. Abstentions and broker non-votes have the same effect as a vote against the proposal. The proposed amendment is:
"Article Five, paragraph 1 is changed to read as follows: The maximum number of shares which the Corporation is authorized to have outstanding is 425,000,000 shares of Common Stock, without par value."

DIRECTOR COMPENSATION

Directors who are not employees of the Company receive a $12,000 annual retainer for serving as a Director plus $2,250 for each meeting attended. Committee members also receive $1,200 for each committee meeting attended. Committee Chairmen receive an additional fee of $2,500 per year. Each Director was granted an option to purchase 1,500 shares of Common Stock at an exercise price equal to the market price on the date of grant. Directors who are employees of the Company are not separately compensated for serving as Directors.

BOARD COMMITTEES

The Board appoints committees to help carry out its duties. In particular, Board committees work on key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board. The Board of Directors does not have a nominating committee.

THE AUDIT COMMITTEE of Cintas Corporation is composed of three independent directors. The Audit Committee is governed by the Audit Committee Charter adopted by the Board of Directors. A copy of the Audit Committee Charter is attached as Appendix A to this Proxy Statement.

As set forth in the Audit Committee Charter, the Committee is responsible for reviewing the Company's internal accounting operations. It also recommends the employment of independent accountants and reviews the relationship between the Company and its outside accountants.

Committee members: James J. Gardner, Roger L. Howe (Chairman) and Donald P. Klekamp.

Meetings last year: Two.

THE COMPENSATION COMMITTEE is responsible for establishing compensation levels for management.

The committee's report on executive compensation follows.

Committee members: Gerald V. Dirvin, Roger L. Howe and John S. Lillard
(Chairman).

Meetings last year: One.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION POLICIES

The Company's executive compensation policies are designed to support the corporate objective of maximizing the long-term value of the Company to its shareholders and employees. To achieve this objective, the Committee believes it is important to provide competitive levels of compensation to attract and retain the most qualified executives, to recognize individuals who exceed expectations and to link closely overall corporate performance and executive pay. The methods by which the Committee believes the Company's long-term objectives can be achieved are through incentive compensation plans and the issuance of options to purchase the Company's Common Stock.

The Committee has established three primary components of the Company's executive compensation plan. The three components are:

    - base compensation;

    - performance incentive compensation;

    - stock-based performance compensation through stock option grants.

The Omnibus Budget Reconciliation Act of 1993 provides that compensation in excess of $1,000,000 per year paid to the chief executive officer of a company as well as the other executive officers listed in the compensation table will no longer be deductible unless the compensation is performance-based and approved by shareholders. This law was not considered by the Committee in determining fiscal 2000 compensation since compensation levels were not in excess of the amounts deductible under the law.

BASE COMPENSATION

The Committee annually reviews base salaries of executive officers. Factors which influence decisions made by the Committee regarding base salaries are levels of responsibility and potential for future responsibilities, salary levels offered by competitors and overall performance of the Company. The Committee's practice in establishing salary levels is based in part upon overall Company performance and is not based upon any specific objectives or policies, but reflects the subjective judgment of the Committee. However, specific annual performance goals are established for each executive officer. Based on the Committee's comparison of the Company's overall compensation levels as a percent of revenues and net income to comparable companies in the industry, the Committee believes its overall compensation levels are in the middle of the range.

PERFORMANCE INCENTIVE COMPENSATION

A performance incentive compensation component, which is paid out in the form of an annual cash bonus, was established by the Committee to provide a direct financial incentive to achieve corporate and operating goals. The basis for determining performance incentive compensation is strictly quantitative in nature. At the beginning of each fiscal year, the Committee establishes a target bonus for certain executives based on target levels of increases in earnings per share. Cash bonuses paid to other executives are based on a percentage of operating profits of the particular division served by that officer.

STOCK OPTION GRANTS

Executive compensation to reward past performance and to motivate future performance is also provided through stock options granted under Cintas' Stock Option Plans. The purpose of the plan is to encourage executive officers to maintain a long-term stock ownership position in the Company in order that their interests are aligned with those of the Company's shareholders. The Committee in its discretion has the authority to determine participants in the plan, the number of shares to be granted and the option price and term. Consideration for stock option awards are evaluated on a subjective basis and granted to participants until an ownership position exists which is consistent with the participant's current responsibilities. Options granted to executive officers in Fiscal 2000 can be found on page 11.

CHIEF EXECUTIVE OFFICER COMPENSATION

The Committee established Mr. Kohlhepp's base salary based primarily on a subjective evaluation of the Company's prior year's financial results, past salary levels and compensation paid to other chief executive officers in the Company's industry. Based on the Committee's comparison of the Company's overall compensation level for Mr. Kohlhepp as a percent of revenue and net income to comparable companies in the industry, the Committee believes his overall compensation level is in the middle of the range. The Committee also establishes at the beginning of each year a performance incentive bonus arrangement for Mr. Kohlhepp. Based on the Company's belief that shareholder value is best enhanced by increases in earnings per share, the Committee based this arrangement for fiscal 2000 on target levels of increases in earnings per share. The program provided for no bonus if earnings per share did not increase 10% over the prior year's earnings per share of $1.71 (prior to restatement for stock split). The bonus potential ranged from 10% of base salary if earnings per share increased by $.16 over the prior year up to a maximum of 90% if earnings per share increased by $.37 over the prior year.

RESPECTFULLY SUBMITTED BY THE MEMBERS OF THE COMPENSATION COMMITTEE, John S. Lillard (Chairman), Gerald V. Dirvin, and Roger L. Howe

PRINCIPAL SHAREHOLDERS

The following persons are the only shareholders known by the Company to own beneficially 5% or more of its outstanding Common Stock as of August 28, 2000:

NAME OF                                         AMOUNT AND NATURE OF   PERCENT OF
BENEFICIAL OWNER                                BENEFICIAL OWNERSHIP     CLASS
----------------                                --------------------   ----------
Richard T. Farmer(1)                                  36,469,661(3)       21.6%
James J. Gardner(1)                                   11,084,669(4)        6.6%
Joan A. Gardner(1)                                    11,084,669(4)        6.6%
Putnam Investment Management, Inc.(2)                  8,443,647(5)        5.0%

------------------------

(1) The address of Richard T. Farmer, James J. Gardner and Joan A. Gardner is Cintas Corporation, 6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio 45262-5737.

(2) The address of Putnam Investment Management, Inc. is One Post Office Square, Boston, Massachusetts 02109.

(3) Includes 80,340 shares owned by Mr. Farmer's wife, 6,444,244 shares held in trust for Mr. Farmer's children, 110,070 shares owned by a corporation controlled by Mr. Farmer, 15,119,820 shares held by a family partnership and 15,000 shares which may be acquired pursuant to stock options which are exercisable within 60 days.

(4) Includes the following shares considered to be beneficially owned by both Mr. & Mrs. Gardner: 219,334 shares held by a charitable trust established by Mr. Gardner, 114,123 shares held by a corporation that is controlled by Mr. Gardner, 7,446,410 shares held by various limited partnerships, 2,040,716 shares owned by Mrs. Gardner and 10,875 shares which may be acquired pursuant to stock options exercisable within 60 days.

(5) Includes 725,004 shares held by The Putnam Advisory Company, Inc. and 7,718,643 shares held by Putnam Investment Management, Inc.

DIRECTOR AND EXECUTIVE OFFICER STOCK OWNERSHIP

These tables show how much Cintas Corporation Common Stock each executive officer named in the summary compensation table and each director of Cintas owned on August 28, 2000.

                                                                    COMMON STOCK BENEFICIALLY OWNED(1)
                                                                  ---------------------------------------
        NAME AND AGE OF                                           AMOUNT AND NATURE OF
       BENEFICIAL OWNER                     POSITION              BENEFICIAL OWNERSHIP   PERCENT OF CLASS
-------------------------------  -------------------------------  --------------------   ----------------
Richard T. Farmer                Chairman of the Board                 36,469,661(2)           21.6%
  65
Robert J. Kohlhepp               Chief Executive Officer and            3,559,062(3)            2.1%
  56                               Director
Scott D. Farmer                  President, Chief Operating               698,767(4)              *
  41                               Officer and Director
Gerald V. Dirvin                 Director                                  28,575                 *
  63
James J. Gardner                 Director                              11,084,669(2)            6.6%
  67
Roger L. Howe                    Director                               1,060,059(5)              *
  65
Donald P. Klekamp                Director                                 206,306(6)              *
  68
John S. Lillard                  Director                                 201,737(7)              *
  70
John S. Kean III                 Senior Vice President                     77,939(8)              *
  60
Robert R. Buck                   Senior Vice President and                152,793(9)              *
  52                               President -- Uniform Rental
                                   Division
All Directors and Executive                                            53,697,967(10)          31.9%
  Officers as a Group (13
  persons)

------------------------

*  Less than 1%

  (1) Included in the amount of Common Stock beneficially owned are the following shares of Common Stock for options exercisable within 60 days:
      Mr. Kohlhepp -- 60,000 shares; Mr. Dirvin -- 12,375 shares; Mr. Howe -- 12,375 shares; Mr. Klekamp -- 12,375 shares; Mr. Lillard -- 10,875 shares; and Mr. S. Farmer -- 69,150 shares.

  (2) See Principal Shareholders on page 7.

  (3) Includes 324,500 shares held in trust for members of Mr. Kohlhepp's family, 176,016 shares held by a corporation that is controlled by Mr. Kohlhepp and 1,833,025 shares held by a family partnership.

  (4) Includes 139,350 shares held in trust for members of Mr. Farmer's family, 4,038 shares owned by his immediate family and 83,880 shares held by a limited partnership.

  (5) Includes 161,472 shares owned by a limited partnership.

  (6) Includes 177,774 shares owned by Mr. Klekamp's wife.

  (7) Does not include 16,000 shares held in a charitable foundation controlled by Mr. Lillard of which Mr. Lillard disclaims beneficial ownership.

  (8) John S. Kean III joined Cintas in August 1986 upon the acquisition of Red Stick Services where he served as President. He was appointed Senior Vice President in 1986 and was responsible for operations in Louisiana, Mississippi, Alabama, Arkansas and Tennessee. Mr. Kean resigned as an officer from Cintas Corporation on July 25, 2000.

  (9) Robert R. Buck joined Cintas in 1982. He served as Senior Vice President--Finance and Chief Financial Officer from 1982 to 1991, and Senior Vice President -- Midwest Region from 1991 to 1997. In July 1997, he was elected President -- Uniform Rental Division.

 (10) Includes options for 324,525 shares, which are exercisable within 60 days.

The following is a description of our other executive officers:

Karen L. Carnahan joined Cintas in 1979. She has held various accounting and finance positions with the Company. In March 1992, she was elected Treasurer of the Company and was elected Vice President of the Company in July 1997.

William C. Gale joined Cintas in April 1995 as Vice President-Finance and Chief Financial Officer. He is presently responsible for finance, accounting and administration.

David T. Jeanmougin joined Cintas in August 1991 as Senior Vice President -- Finance and was responsible for the areas of finance, accounting and administration. He served in that capacity until April 1995 when he was named Secretary of the Company and Senior Vice President. In this capacity he is responsible for acquisitions and several other key administration areas.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent of the Company's Common Stock to file reports of ownership with the Commission and to furnish the Company with copies of these reports. Based solely upon its review of reports received by it, or upon written representation from certain reporting persons that no reports were required, Cintas believes that during fiscal 2000 all filing requirements were met.

                           SUMMARY COMPENSATION TABLE

                                   ANNUAL                                   LONG-TERM
                                COMPENSATION                               COMPENSATION
                       -------------------------------                     ------------
                                                                              SHARES
                                                              OTHER         UNDERLYING
      NAME AND                                               ANNUAL           OPTION          ALL OTHER
 PRINCIPAL POSITION      YEAR     SALARY($)   BONUS($)   COMPENSATION($)    GRANTS(#)     COMPENSATION($)(1)
---------------------  --------   ---------   --------   ---------------   ------------   ------------------
Richard T. Farmer        2000      360,000     88,691         62,560(2)           --            142,270
  Chairman of the        1999      345,000    172,500         58,856(2)           --            142,344
  Board                  1998      300,000    120,828         48,699(2)           --            179,562

Robert J. Kohlhepp       2000      400,000    180,000             --          15,000             47,298
  Chief Executive        1999      362,000    325,800             --              --             47,072
  Officer and            1998      300,000    246,667         58,650(3)           --             52,718
  Director

Scott D. Farmer          2000      340,000    119,000             --          15,000              8,291
  President, Chief       1999      304,000    212,800             --              --              8,154
  Operating Officer      1998      250,000    165,556             --          60,000              7,139
  and Director

Robert R. Buck           2000      300,000    240,456             --           7,500              8,302
  Senior Vice            1999      270,000    225,207             --              --              8,207
  President and          1998      250,000    194,450             --          40,000              7,019
  President --
  Uniform
  Rental Division

John S. Kean III         2000      234,000     92,572             --              --              8,506
  Senior Vice            1999      225,000     64,032             --              --              8,316
  President              1998      212,000     42,826             --              --                 --

------------------------

(1) The Company maintains a split-dollar life insurance program for Messrs. R. Farmer and Kohlhepp. Under this program, the Company has purchased insurance policies on the lives of Mr. R. Farmer and his wife, and Mr. Kohlhepp and his wife. Messrs. R. Farmer and Kohlhepp are responsible for a portion of the premiums and the Company pays the remainder. Upon the death of Messrs. R. Farmer or Kohlhepp and their spouses, the Company will receive that portion of the benefits paid that equals the premiums paid by the Company on that policy. The life insurance trust established by the decedent will receive the remainder of the death benefits. The actuarially projected current dollar value of the benefit to Messrs. R. Farmer and Kohlhepp of the premiums paid to the insurer under these policies for the fiscal years ended May 31, 2000, 1999 and 1998 is $133,468, $133,612 and $172,046,
    respectively, for Mr. R. Farmer and $38,687, $38,529 and $45,363, respectively, for Mr. Kohlhepp. These amounts are included above.

    The Cintas Partners' Plan is a non-contributory employee stock ownership plan and profit sharing plan with a 401(k) savings feature which covers substantially all employees. Included above are the dollars contributed by the Company pursuant to the Partners' Plan.

(2) Represents compensation associated with the use of the Company's aircraft ($28,537, $32,958 and $18,134 in 2000, 1999 and 1998, respectively), financial planning ($25,000, $15,000 and $20,000 in 2000, 1999 and 1998,
    respectively) and other expense reimbursements.

(3) Represents compensation associated with the use of the Company's aircraft ($33,202), financial planning ($15,000) and other expense reimbursements.

STOCK OPTIONS

The following table sets forth information regarding stock options granted to the executives named in the Summary Compensation Table during fiscal 2000:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                   POTENTIAL REALIZABLE
                                                                                         VALUE AT
                                            PERCENT OF                             ASSUMED ANNUAL RATES
                              NUMBER OF    TOTAL OPTIONS                              OF STOCK PRICE
                                SHARES      GRANTED TO                               APPRECIATION FOR
                              UNDERLYING     EMPLOYEES     EXERCISE                   OPTION TERM($)
                               OPTIONS          IN          PRICE     EXPIRATION   --------------------
            NAME               GRANTED      FISCAL 2000    ($/SH.)       DATE         5%         10%
----------------------------  ----------   -------------   --------   ----------   --------   ---------
Richard T. Farmer                   --            N/A          N/A          N/A        N/A          N/A
Robert J. Kohlhepp              15,000            2.0%     41.9583      7/29/09    395,610    1,003,061
Scott D. Farmer                 15,000            2.0%     41.9583      7/29/09    395,610    1,003,061
Robert R. Buck                   7,500            1.0%     41.9583      7/29/09    197,905      501,530
John S. Kean III                    --            N/A          N/A          N/A        N/A          N/A

The following table sets forth information regarding stock options exercised by the executives named in the Summary Compensation Table during fiscal 2000 and the value of in-the-money unexercised options held by them as of May 31, 2000:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                            NUMBER OF               VALUE OF UNEXERCISED
                         SHARES                            UNEXERCISED             IN-THE-MONEY OPTIONS AT
                       ACQUIRED ON                   OPTIONS AT MAY 31, 2000         MAY 31, 2000($)(1)
                        EXERCISE        VALUE      ---------------------------   ---------------------------
        NAME               (#)       REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------  -----------   -----------   -----------   -------------   -----------   -------------
Richard T. Farmer        30,000        693,750       11,250           3,750         305,625        101,875
Robert J. Kohlhepp       24,000        634,500       15,000         216,000         522,125      6,353,122
Scott D. Farmer          23,250        731,841       58,950         154,800       2,168,009      3,434,073
Robert R. Buck            4,721        123,179          680         108,900          23,896      2,520,661
John S. Kean III         13,500        465,657           --              --              --             --

------------------------

(1) Value is calculated as the difference between the fair market value of the Common Stock on May 31, 2000 ($44.00 per share) and the exercise price of the options.

COMMON STOCK PERFORMANCE GRAPH

The following graph summarizes the cumulative return on $100 invested in the Company's Common Stock, the S & P 500 Stock Index and the common stocks of a representative group of companies in the uniform related industry (the "Peer Index"). The companies included in the Peer Index are Angelica Corporation, G & K Services, Inc. and UniFirst Corporation. Total shareholder return was based on the increase in the price of the stock and assumed reinvestment of all dividends. Further, total return was weighted according to market capitalization of each company. The companies in the Peer Index are not the same as those considered by the Compensation Committee.

                           TOTAL SHAREHOLDER RETURNS

 MEASUREMENT PERIOD                   CINTAS       S&P        PEER
    (QUARTER END)                      CORP     500 INDEX    GROUP
 ------------------                  --------   ---------   --------
       MAY, 95                         100         100        100
       AUG, 95                         109         106        111
       NOV, 95                         133         115        119
       FEB, 96                         141         122        134
       MAY, 96                         156         128        156
       AUG, 96                         158         126        146
       NOV, 96                         177         147        162
       FEB, 97                         157         154        150
       MAY, 97                         182         166        149
       AUG, 97                         204         177        165
       NOV, 97                         228         189        178
       FEB, 98                         250         208        202
       MAY, 98                         269         217        186
       AUG, 98                         240         191        192
       NOV, 98                         324         233        201
       FEB, 99                         418         249        199
       MAY, 99                         375         263        182
       AUG, 99                         303         267        156
       NOV, 99                         271         282        135
       FEB, 00                         237         278         78
       MAY, 00                         392         290         92

SHAREHOLDER PROPOSALS FOR NEXT YEAR

Shareholders who desire to have proposals included in the Notice for the 2001 Shareholders' Meeting must submit their proposals in writing to Cintas at its offices on or before May 8, 2001.

The form of Proxy for the Company's Annual Meeting of Shareholders grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in the Company's Proxy Statement and except for matters as to which adequate notice is received. In order for a notice to be deemed adequate for the 2001 Shareholders' Meeting, it must be received prior to July 21, 2001.

OTHER MATTERS

Cintas knows of no other matters to be presented at the meeting other than those specified in the Notice.

QUESTIONS?

If you have questions or need more information about the annual meeting, write to:

    David T. Jeanmougin, Secretary
    6800 Cintas Blvd.
    P. O. Box 625737
    Cincinnati, OH 45262-5737

or call (513) 459-1200.

For information about your record holding call the Fifth Third Bank Shareholder Services at 1-800-837-2755. We also invite you to visit Cintas' Internet site at WWW.CINTAS-CORP.COM. Internet site materials are for your general information and are not part of this proxy solicitation.

                                   APPENDIX A
                               CINTAS CORPORATION
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

The Audit Committee of the Board of Directors shall be comprised of three directors who are independent of management and the Company.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors, and the financial management of the Company.

RESPONSIBILITIES

    - Obtain the full Board of Directors' approval of this Charter and review and reassess this Charter as conditions dictate.

    - Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

    - Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

    - Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the procedures to be utilized.

    - Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

    - Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies.

    - Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

    - The Chairman of the Audit Committee shall review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q to understand the findings and opinions as to disclosure and content of the financial statements.

    - Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

    - Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present.

    - Report the results of the annual audit to the Board of Directors.

    - On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

    - Discuss the matters discussed at each committee meeting with, the Board of Directors.

    - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

    - Review the Company's disclosure in the proxy statement for its annual meeting of shareholders that describes that the Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the annual report to shareholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.

There are three possible ways to vote your proxy. Please choose one of the following:

VOTE BY TELEPHONE

Have your proxy card available when you call the Toll-Free number 1-800-250-9081 using a Touch-Tone phone. You will be prompted to enter your Control Number found on the reverse side and then you can follow the simple instructions that will be given to you to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your Control Number found on the reverse side and then you can follow the simple instructions that will be given to you to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: Corporate Trust Services, P.O. Box 535800, Pittsburgh, Pennsylvania 15253.

--------------------------------------------------------------------------------
     VOTE BY TELEPHONE           VOTE BY INTERNET             VOTE BY MAIL
  Call Toll-Free using a      Access the Website and        Return your proxy
     Touch-Tone phone             Cast your vote           in the postage-paid
      1-800-250-9081          http://www.votefast.com       envelope provided
--------------------------------------------------------------------------------


                      Vote 24 hours a day, 7 days a week!

Your telephone and Internet vote must be received by 11:59 P.M. eastern daylight time on October 24, 2000 to be counted in the final tabulation. If you vote by telephone or Internet, please do not send your proxy by mail.


              Your Control Number is printed on the reverse side.




CINTAS CORPORATION                                      PROXY FOR ANNUAL MEETING
6800 Cintas Blvd., P.O. Box 625737, Cincinnati, Ohio 45262-5737

     The undersigned hereby appoints RICHARD T. FARMER, ROBERT J. KOHLHEPP, and WILLIAM C. GALE, or any of them, proxies of the undersigned, each with the power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Cintas Corporation to be held October 25, 2000, at 10:00 a.m. (Eastern Time) at the Company's Headquarters, 6800 Cintas Boulevard, Cincinnati, Ohio and at any adjournment of such Meeting as specified below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1. Authority to establish the number of Directors to be elected at the Meeting at seven.

               / / FOR        / / AGAINST         / / ABSTAIN

2.   Authority to elect seven nominees listed below.

     / /  FOR all nominees listed below      / /  WITHHOLD AUTHORITY to vote
          (except as marked to the                for all nominees listed below
          contrary)

   Richard T. Farmer; Robert J. Kohlhepp; Scott D. Farmer; Gerald V. Dirvin;
               James J. Gardner; Roger L. Howe; Donald P. Klekamp

WRITE THE NAME OF ANY NOMINEE(S) FOR    ________________________________________

WHOM AUTHORITY TO VOTE IS WITHHELD      ________________________________________

                           (Continued on other side)

Cintas Corporation
c/o Corporate Trust Services
Mail Drop 10AT66-4129
38 Fountain Square Plaza
Cincinnati, OH 45263




================================================================================

          Your Control Number is:

================================================================================


               You are now able to cast your vote by using a touch-tone telephone or by using the Internet. Instructions for voting are on the reverse side. Your Control Number for voting is noted above.



                              FOLD AND DETACH HERE

--------------------------------------------------------------------------------

3. Amendment to Articles of Incorporation to increase authorized shares of Common Stock to 425 million shares.

               / / FOR        / / AGAINST         / / ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.




                                        __________________________________, 2000

                                        ________________________________________

                                        ________________________________________

                                        Important: Please sign exactly as name
                                        appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.